                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             POWERCERV CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             POWERCERV CORPORATION
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2700
                              TAMPA, FLORIDA 33602

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 2000

                             ---------------------

Dear PowerCerv Shareholder:

     PowerCerv Corporation will hold its 2000 Annual Meeting of Shareholders at the Company's executive offices located at 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602, on Thursday, June 1, 2000 at 10:00 a.m., eastern time.

     We are holding this meeting to:

     1. elect five directors to hold office for a one-year term expiring in 2001;

     2. ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000; and

     3. transact other business properly presented at the meeting.

     Only shareholders of record at the close of business on April 20, 2000 are entitled to notice of and to vote at this meeting. For ten days before the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the executive offices of the Company in Tampa, Florida.

     EACH SHAREHOLDER, EVEN THOUGH HE OR SHE MAY NOT PLAN TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ CHRISTOPHER M. BOHNE
                                          -----------------------------------
                                          Christopher M. Bohne
                                          Secretary

Tampa, Florida
April 28, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................     1
PROPOSALS YOU MAY VOTE ON...................................     3
  Proposal 1. Election of Directors.........................     3
  Proposal 2. Ratification of Appointment of Independent
     Auditors...............................................     4
STOCK OWNERSHIP.............................................     5
  Section 16(a) Beneficial Ownership Reporting Compliance...     6
  Independent Auditors......................................     6
MANAGEMENT..................................................     7
EXECUTIVE COMPENSATION......................................     9
SUMMARY COMPENSATION TABLE..................................     9
  Option Grants During Fiscal Year 1999.....................    10
  Aggregate Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................    10
  Employment Agreements.....................................    11
  Compensation Committee Interlocks and Insider
     Participation..........................................    12
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....    13
PERFORMANCE GRAPH...........................................    15
CERTAIN TRANSACTIONS........................................    16
PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING.......    16
OTHER MATTERS...............................................    17

                             QUESTIONS AND ANSWERS

Q:    WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because the Board of Directors of PowerCerv Corporation (the "Company") is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and which is designed to assist you in voting.

Q:    WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Thursday, June 1, 2000 at 10:00 a.m. at the executive offices of the Company, 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602.

Q:    WHAT MAY I VOTE ON?

A:    (1) The election of five directors to hold office for a one-year term expiring in 2001.

      (2) Ratification of appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

Q:    HOW DOES THE COMPANY'S BOARD OF DIRECTORS RECOMMEND I VOTE ON THE
      PROPOSALS?

A:    The Company's Board recommends a vote FOR the proposals.

Q:    WHO IS ENTITLED TO VOTE?

A: Only those who owned the Company's common stock at the close of business on April 20, 2000 (the "Record Date") are entitled to vote at the Annual Meeting.

Q:    HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:

      (1) notifying the Company's Corporate Secretary;

      (2) voting in person; or

      (3) returning a later-dated proxy card.

Q:    HOW MANY SHARES CAN VOTE?

A: As of the Record Date, 13,811,210 shares of the Company's common stock were issued and outstanding. Every shareholder of the Company's common stock is entitled to one vote for each share held.

Q:    WHAT IS A "QUORUM"?

A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions, however, are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual

      Meeting, your signed proxy card gives authority to Marc J. Fratello, the Company's Chairman of the Board and Michael J. Simmons, the Company's Chief Executive Officer, or either of them, to vote on such matters at their discretion.

Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Christopher M. Bohne, Corporate Secretary, PowerCerv Corporation, 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602, by December 30, 2000.

Q:    WHO WILL PAY FOR THIS PROXY SOLICITATION?

A: The Company will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

                           PROPOSALS YOU MAY VOTE ON

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members. Although the Company's Bylaws authorize up to nine directors, at the meeting, you and the other shareholders will elect only five individuals to serve until the 2001 Annual Meeting. The Board of Directors has nominated Roy E. Crippen, III, Marc J. Fratello, O.G. Greene, Michael J. Simmons and David A. Straz. Jr. to stand for election at the Annual Meeting. Detailed information on each nominee is provided on pages 7 to 8. Each of the nominees for director is a current member of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of Messrs. Crippen, Fratello, Greene, Simmons and Straz unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for election, the Board may reduce the size of the Board of Directors or designate a substitute. If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The full Board of Directors considers all major decisions concerning the Company. The Board has established, however, the following two standing committees so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

     - Compensation Committee. The Compensation Committee reviews and approves the Company's compensation plans covering executive officers and other key management employees; reviews the competitiveness of the Company's total compensation practices; determines the annual base salaries and incentive awards to be paid to executive officers and approves the annual salaries of all executive officers and certain other key management employees; and reviews and approves special hiring and severance arrangements with executive officers. The members are Roy Crippen, Stuart Johnson and Marc Fratello. The Compensation Committee held one meeting in 1999.

     - Audit Committee. The Audit Committee reviews the professional services and independence of the Company's independent auditors and the Company's accounts, procedures and internal controls. The Audit Committee recommends to the Board of Directors for appointment the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company that may be brought to its attention by management, the independent accountants or the Board; and evaluates all public financial reporting documents of the Company. The members are David A. Straz. Jr., O.G. Greene and Michael Simmons. The Audit Committee held four meetings in 1999.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

     The Company's Board met seven times during 1999. Each director attended more than 75% of the total number of meetings of the Company's Board and Committees on which he served. In addition, the Board of Directors took action two times during 1999 by written consent in lieu of a meeting.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company were paid $2,000 for each Board meeting attended. Each non-employee director also received an option to purchase 15,000 shares of the Company's common stock pursuant to the Company's 1995 Stock Option Plan (the "Stock Option Plan"), which vest ratably over twelve months and have an exercise price equal to the fair market value on the day of granting. All non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Company's Board. No director who is an employee of the Company receives separate compensation for services rendered as a director.

VOTE REQUIRED; RECOMMENDATION

     The five nominees for election as directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the five nominees who receive the most votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

        PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as the Company's independent certified public accountants since June 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF BOARD OF DIRECTORS

     Ratification of the appointment of the Company's independent auditors requires the affirmative vote of a majority of the votes cast. If the shareholders do not approve the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                STOCK OWNERSHIP

     The following table sets forth, as of March 31, 2000, information as to the Company's Common Stock beneficially owned by: (i) each director of the Company,
(ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                               AMOUNT AND
                                                                 NATURE
                                                              OF BENEFICIAL
NAME OF BENEFICIAL OWNER(1)                                     OWNERSHIP     PERCENT
---------------------------                                   -------------   -------
DIRECTORS AND EXECUTIVE OFFICERS
Marc J. Fratello(2).........................................    2,904,850      20.7%
Roy E. Crippen, III(3)......................................    1,538,750      11.0
Michael J. Simmons(4).......................................      641,665       4.6
Stephen M. Wagman...........................................            0         *
O. G. Greene(5).............................................       60,695         *
Stuart C. Johnson(6)........................................       55,695         *
David A. Straz, Jr.(7) .....................................    2,075,000      15.0
All directors and executive officers as a group (8
  persons)(7)...............................................    7,295,405      48.8
5% SHAREHOLDERS:
Dimensional Fund Advisors Inc.(9)...........................      862,500       6.2

---------------

 *  Less than 1%
(1) The business address for Messrs. Fratello, Crippen, Simmons, Greene, Johnson and Straz is c/o PowerCerv Corporation, 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602. The business address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(2) Includes 2,673,600 shares held by M.J.F. Limited Partnership, a Nevada limited partnership in which Mr. Fratello is the limited partner and a Nevada corporation, of which he is the sole shareholder and director, is the general partner, and 231,250 shares that are subject to stock options that are exercisable within 60 days of March 31, 2000.
(3) Includes 1,097,453 shares held by R.C.F. Company Limited Partnership, a Nevada limited partnership in which Mr. Crippen is the limited partner and a Nevada corporation, of which he is the sole shareholder and director, is the general partner, 241,297 shares held by the Roy E. Crippen 1998 Annuity Trust, of which Mr. Crippen is trustee, and 200,000 shares that are subject to stock options that are exercisable within 60 days of March 31, 2000.
(4) Includes 641,665 shares that are subject to stock options that are exercisable within 60 days of March 31, 2000.
(5) Includes 40,695 shares that are subject to stock options that are exercisable within 60 days of March 31, 2000.
(6) Includes 40,695 shares that are subject to stock options that are exercisable within 60 days of March 31, 2000.
(7) Includes 75,000 shares that are subject to warrants that are exercisable within 60 days of March 31, 2000. These warrants are held by Mr. Straz as Custodian for Keebler Jerome Straz under the Florida Uniform Gifts to Minors Act.
(8) Includes 18,750 shares held by Larry Alves that are subject to stock options exercisable within 60 days of March 31, 2000. Also includes 1,154,305 shares that are subject to stock options exercisable within 60 days of March 31, 2000 held by the Named Executive Officers and directors (see footnotes 2-6 above).
(9) The number of shares shown in the table is based upon an amendment to a
    Schedule 13G filed with the SEC on February 3, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of the Company's common stock to file reports of ownership and changes in ownership of the common stock with the SEC. The directors, officers and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and the Company must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on its review of copies of the reports received by the Company and written representations from certain reporting persons, the Company believes that only the following reports were not timely filed in fiscal 1999: Mr. Fratello failed to file a Form 5 reporting one transaction, Mr. Alves failed to timely file a Form 3 reporting one transaction, Mr. Johnson failed to timely file a Form 4 reporting one transaction and Mr. Crippen failed to timely file a Form 4 reporting one transaction.

INDEPENDENT AUDITORS

     The consolidated financial statements of the Company for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, and Ernst & Young LLP has been selected by the Board of Directors to perform the audit for the current year ending December 31, 2000. A representative of Ernst & Young LLP will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of March 31, 2000, concerning the Company's executive officers, continuing directors and nominees for director.

                                                                                      YEAR FIRST
                                                                                       BECAME A
NAME                                                 POSITION(S)                AGE    DIRECTOR
----                                                 -----------                ---   ----------
Marc J. Fratello......................  Chairman and Director                   42       1992
Michael J. Simmons....................  President, Chief Executive Officer and  53       1998
                                          Director
Lawrence J. Alves.....................  Chief Financial Officer                 60         --
Roy E. Crippen, III...................  Director                                41       1992
O. G. Greene..........................  Director                                58       1996
David A. Straz, Jr....................  Director                                57       1999

     MARC J. FRATELLO has served as a director of the Company since its inception in 1992 and as President from the Company's inception until March 1998. Mr. Fratello also served as the Company's Chief Operating Officer from December 1995 until December 1997, as Chief Executive Officer from January 1998 to January 2000 and as Chairman since January 1, 1998. Before founding the Company in 1992, Mr. Fratello spent 10 years at Unisys Corporation. The last position Mr. Fratello held with Unisys was Director, CASE/4GL Products. Mr. Fratello also is a director of Software Business Technologies, Inc., a privately-held financial software developer in San Rafael, California; System One Corporation, a privately-held temporary services company located in Tampa, Florida; and VitalCast.com, an internet alternative healthcare company located in Tampa, Florida. Mr. Fratello earned a Bachelor of Science degree from Franklin and Marshall College and a Masters degree in Administration from the University of Pennsylvania's Wharton School. Pursuant to a Stockholders' Agreement, dated June 9, 1999 among Mr. Fratello, Mr. Crippen (and certain of their affiliates) and Mr. Straz (the "Stockholders Agreement"), the parties thereto agreed to vote or cause their affiliates or permitted transferees to vote all of the shares of Common Stock that they own or control for the election of Mr. Fratello, Mr. Crippen and Mr. Straz, as directors of the Company, unless such individual requests otherwise.

     MICHAEL J. SIMMONS has served as President of the Company since March 1998 and as Chief Operating Officer from March 1998 to January 2000. Mr. Simmons has served as Chief Executive Officer since January 2000. Mr. Simmons served as Chief Financial Officer of Platinum Software Corporation, a financial applications software products company located in Irvine, California, from May 1994 to March 1998. Mr. Simmons served as Executive Vice President and Chief Financial Officer of Dynasty Classics, a manufacturer of home lighting products, from April 1991 through September 1993. From February 1990 through April 1991, Mr. Simmons served as Chief Executive Officer and President of Pro-Tec Sports International, a manufacturer of recumbent exercise bicycles. From August 1986 through May 1989, Mr. Simmons served as Executive Vice President and Chief Financial Officer of CPG, International, a privately-held distributor of graphic and fine arts supplies. From 1979 to 1986, Mr. Simmons was Chief Financial Officer, Senior Vice President and Controller of Silicon Systems.

     ROY E. CRIPPEN, III has served as a director of the Company since its inception in 1992. In April 1999, Mr. Crippen became the President, Chief Operating Officer and a director of Digital Fusion, Inc. (formerly known as R.O.I. Consulting, Inc.), a privately-held consulting services company which, on March 31, 1999, purchased the net assets of the Company's general consulting and general education businesses. From April 1992 to March 1999, Mr. Crippen served in various executive management roles with the Company including Executive Vice President (1992 -- 1998), Chief Technology Officer (1992 -- 1999), Acting President and Chief Operating Officer (1998), and Vice Chairman (1998 -- 1999). Before co-founding the Company and from March 1991 to April 1992, Mr. Crippen was the Florida Regional Manager for Spectrum Associates, an application and consulting company. Mr. Crippen also is a director of IBS Interactive, Inc., a publicly-held provider of Internet and information technology services located in Cedar Knoll, New Jersey. Pursuant to the Stockholders' Agreement, the parties thereto agreed to vote or cause their affiliates or permitted transferees to vote all of the shares of Common Stock that they own or control for the election of Mr. Fratello, Mr. Crippen, and Mr. Straz to the Company's Board of Directors, unless such individual requests otherwise. In accordance with Mr. Crippen's Termination Agreement with the Company, Mr. Crippen will continue his current term as director, provided that he will be considered an outside director, and shall be nominated for election to the Company's board of directors as long as Mr. Crippen holds 2.89% of the Company's stock.

     LAWRENCE J. ALVES has served as Vice President of Finance and Chief Financial Officer of the Company since June 1999. Before joining the Company, Mr. Alves served as Vice President of Finance and Chief Financial Officer of Acucorp, Inc. from January 1997 to April 1998, Acucorp sells COBOL tools used to upgrade legacy software to the latest environments. From September 1995 to December 1996, Mr. Alves worked as an independent consultant on accounting and financial matters for high technology companies. From October 1992 to September 1995, Mr. Alves served as Treasurer for Horizons Technology, Inc., a software developer specializing in military and commercial applications.

     O. G. GREENE has served as a director of the Company since October 1996. Mr. Greene has served as the Chief Executive Officer of Speer Communications, a Nashville, Tennessee provider of information and media services on an out-source basis, since March 1998. From June 1995 to March 1998, Mr. Greene served as President and Chief Executive Officer of GridNet International LLC, an enhanced service provider in the telecommunications industry located in Atlanta, Georgia. From May 1992 to June 1995, Mr. Greene was the Executive Vice President and Chief Operating Officer of First Financial Management Corporation, a firm providing payment systems services to the credit card, check and health care industries in Atlanta. From February 1991 to May 1992, Mr. Greene was the President and CEO of National Data Corporation, a firm providing payment systems services to the credit card, check and health care industries in Atlanta. Mr. Greene also is on the board of directors of The National Registry Inc. in St. Petersburg, Florida and Auburn University.

     DAVID A. STRAZ, JR. Mr. Straz has served as a director of the Company since 1999. Mr. Straz is Chairman of the Board of both Southern Exchange Bank, Tampa, Florida, a position he has held since 1989, and Marquette University, Milwaukee, Wisconsin, a position he has held since 1985. Mr. Straz has served as President and Director of Charter Banking Corp. since 1999 and of First Southeast Aviation Corp. since 1988, both of Tampa, Florida. Mr. Straz serves as a trustee of John and Mable Ringling Museum of Art in Sarasota, Florida; Milwaukee Art Museum in Milwaukee, Wisconsin; Les Aspin Center for Government in Washington, D.C.; University of Tampa in Tampa, Florida and the Tampa General Hospital, Tampa, Florida. Pursuant to an Assignment and Assumption Agreement, dated June 9, 1999, between the Company and Mr. Straz, the Company agreed that as long as Mr. Straz or an affiliate of his owns at least 500,000 shares of the Company's Common Stock (adjusted for any stock splits, stock dividends, recapitalizations or other similar events) that the Company would nominate and use its best efforts to elect Mr. Straz or his designated representative to the Company's Board of Directors and take steps, if requested by Mr. Straz, so that a majority of the numbers of the Company's Board are individuals other than Mr. Crippen, Mr. Fratello, Mr. Harold Ross (a founder and former CEO of the Company) and employees, independent contractors or significant vendors or customers of the Company who are affiliates of such persons. Pursuant to the Stockholders' Agreement, the parties thereto agreed to vote or cause their affiliates or permitted transferees to vote all of the shares of Common Stock that they own or control for the election of Mr. Fratello, Mr. Crippen and Mr. Straz to the Company's Board of Directors, unless such individual requests otherwise.

                             EXECUTIVE COMPENSATION

     The following table presents certain information concerning the total compensation earned by or paid to during the three fiscal years ended December 31, 1999: (1) the current Chief Executive Officer of the Company and (2) each of the four other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus during the last fiscal year (collectively, the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                              ------------
                                              ANNUAL COMPENSATION              NUMBER OF
                                     --------------------------------------    SECURITIES
                                                  OTHER      OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY(2)   BONUS(3)   COMPENSATION(4)     OPTIONS      COMPENSATION(5)
---------------------------   ----   ---------   --------   ---------------   ------------   ---------------
Marc J. Fratello............  1999   $250,000    $     0        $    0           125,000         $ 1,140
  Chairman                    1998     79,980     25,000             0           200,000           2,450
                              1997    192,000          0         3,665                 0
Michael J. Simmons(6).......  1999   $225,000    $     0        $    0                 0         $     0
  President and Chief         1998    143,679     50,000             0         1,000,000               0
  Executive Officer           1997         --         --            --                --              --
Stephen M. Wagman(7)........  1999   $100,670    $     0        $    0            15,000         $25,000
  Former Chief Financial      1998    150,000      7,734            --           238,000           2,018
  Officer, Treasurer and      1997    123,600      2,000            --            36,000           3,600
  Secretary

---------------

(1) The aggregate amount of prerequisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total amount salary and bonus beyond for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the Named Executive Officers pursuant to the Company's 401(k) Plan.
(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(4) Represents fees paid on the Named Executive Officers behalf for professional tax advice and other tax-related services.
(5) Except as further described below in footnote 7, "all other compensation" represents matching contributions made by the Company to the Named Executive Officers under the Company's 401(k) Plan.
(6) Mr. Simmons joined the Company in March 1998.
(7) Mr. Wagman resigned as an officer of the Company on June 22, 1999. Mr. Wagman's Employment Termination Agreement, dated as of June 22, 1999, provides for the cancellation of all stock options issued to him before the date thereof, including 14,430 incentive stock options and 9,070 non-statutory stock options granted to him on February 1, 1999. Mr. Wagman's Employment Termination Agreement also provides for the grant of 15,000 non-statutory stock options as of June 2, 1999, and for the forgiveness of $25,000 on a Promissory Note, dated November 24, 1998, executed by Mr. Wagman in favor of the Company (represented as "all other compensation" in the table).

OPTION GRANTS DURING FISCAL YEAR 1999

     The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers of the Company during the fiscal year ended December 31, 1999. The amounts under "Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term" represent the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over their exercise price for the full option term from the date the option was granted. These assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                NUMBER OF       % OF TOTAL                                     VALUE AT ASSUMED
                                SHARES OF         OPTIONS                                    ANNUAL RATES OF STOCK
                               COMMON STOCK     GRANTED TO                                  PRICE APPRECIATION FOR
                                UNDERLYING       EMPLOYEES                                        OPTION TERM
                                 OPTIONS         IN FISCAL    EXERCISE PRICE   EXPIRATION   -----------------------
NAME                            GRANTED(1)         YEAR         PER SHARE         DATE          5%          10%
----                         ----------------   -----------   --------------   ----------   ----------   ----------
Marc J. Fratello...........       125,000           3.8          $2.8125        02/01/09     $221,096     $560,300
Michael J. Simmons.........            --            --               --              --           --           --
Lawrence J. Alves..........        75,000           2.3             1.91        06/02/09       90,089      228,303
Stephen Wagman(2)..........        14,430            .4           2.8125        02/01/09       25,523       64,681
                                    9,070            .3           2.8125        02/01/09       16,048       40,655
                                   15,000            .5           1.9065        06/02/09       17,985       45,577

---------------

(1) Except as described in footnote 2 below, all options granted to the Named Executive Officers were granted in 1999 pursuant to the Stock Option Plan and are subject to the terms of such plan. As long as the optionee maintains continuous employment with the Company, the options will vest on December 31, 2001, but may vest earlier if the Company's Common Stock price achieves certain levels.
(2) Mr. Wagman's Employment Termination Agreement, dated as of June 22, 1999, provided for the cancellation of his outstanding stock options, including the grant of 14,430 incentive stock options and 9,070 non-statutory stock options listed in the table. Mr. Wagman's Employment Termination Agreement also provided for the issuance of 15,000 non-statutory stock options expiring June 2, 2009.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options during the fiscal year ended December 31, 1999, and the aggregate value of unexercised options at December 31, 1999, for each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                        SHARES ACQUIRED       VALUE            UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
         NAME           ON EXERCISE(1)    REALIZED($)(2)      AT DECEMBER 31, 1999         AT DECEMBER 31, 1999(2)
         ----           ---------------   --------------   ---------------------------   ---------------------------
                                                           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                           -----------   -------------   -----------   -------------
Marc J. Fratello......           0           $     0         200,000        125,000      $ 1,050,000   $     656,250
Michael J. Simmons....           0                 0         500,000        550,000        2,625,000       2,887,500
Stephen M. Wagman.....      15,000            69,840               0              0                0               0
Lawrence J. Alves.....           0                 0          18,750         56,250           98,437         295,312

---------------

(1) The closing price for the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1999 was $5.25. Value is calculated on the difference between the option exercise price and $5.25 multiplied by the number of shares of the Company's Common Stock to which the exercise relates.
(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

EMPLOYMENT AGREEMENTS

     Effective April 10, 1997, Marc J. Fratello entered into an Employment, Non-competition, Development and Confidentiality Agreement with the Company. This agreement is for one year plus renewable one-year extensions subject to either the Company's or Mr. Fratello's right of cancellation. In 1997, this agreement provided for an annual base salary of $180,000, target annual bonus of up to $120,000, and certain other benefits. This agreement also provides certain piggyback registration rights to Mr. Fratello. In addition, the Company agreed to pay Mr. Fratello twelve months of severance pay, including base salary and bonus, if his employment is terminated (1) by mutual agreement of Mr. Fratello and the Company, (2) by either party after the agreements' twelve month term has elapsed, (3) by the Company following a disability determination of Mr. Fratello, or following the Company's early termination of the agreement on certain notice or (4) by Mr. Fratello if the Company breaches the agreement, upon certain changes of control of the Company, or following Mr. Fratello's formal notice of termination after April 1998. This agreement also contains a one-year non-compete provision following its expiration or earlier termination. In an effort to reduce the Company's operating expenses during 1998, Mr. Fratello reduced his 1998 annual base salary from $180,000 to $80,000. In return, the Board granted him options for 200,000 shares of Common Stock under the Stock Option Plan. The exercise price for these options was the fair market value on the date of grant. These options, which expire in February 2008, were fully vested as of December 31, 1998. In January 1999, the Compensation Committee established Mr. Fratello's base salary at $250,000, his target annual bonus up to $150,000 and granted him options for 125,000 shares of Common Stock under the Stock Option Plan, which will vest on December 31, 2001 or earlier upon the Common Stock, as traded on Nasdaq, closing at or above certain specified stock prices ($5, $9 and $14 per share) for at least twenty consecutive trading days.

     Effective February 19, 1998, Michael J. Simmons entered into an Employment Agreement with the Company. Mr. Simmons' Employment Agreement is for a period commencing March 1998 and expiring December 31, 2000, plus renewable one-year extensions subject to either the Company's or Mr. Simmons' right of cancellation. The agreement provides for an annual base salary of $175,000 in 1998 ($225,000 in 1999), an annual target bonus of $200,000 in 1998 (with a guaranteed minimum bonus of $50,000 in 1998 and no guaranteed minimum in 1999) and certain other benefits. The terms of Mr. Simmons' annual target bonus are consistent with other members of the Company's executive management team. In addition, the Company agreed to pay Mr. Simmons twelve months base salary and vest certain of his outstanding stock options as follows: (1) upon a change of control where Mr. Simmons is not offered an equal or better position and compensation package, (2) if the Company terminated Mr. Simmons without "cause,"
(3) if a change in the person to whom Mr. Simmons reports occurs (unless he were elected CEO) or (4) if Mr. Simmons were constructively terminated by the Company. In January 1999, the Compensation Committee confirmed Mr. Simmons' 1998 bonus of $50,000.

     Effective April 7, 1998 and in connection with his assuming the additional role as the Company's Chief Financial Officer, Stephen M. Wagman entered into an Employment Agreement with the Company, which superceded the terms of his then existing employment agreement. Mr. Wagman's Employment Agreement was for a period commencing on April 17, 1998 and expiring December 31, 2000, plus renewable one-year extensions subject to either the Company's or Mr. Wagman's right of cancellation. The agreement provided for an annual base salary of $150,000, an annual target bonus of $75,000 and certain other benefits. The terms of Mr. Wagman's annual target bonus were consistent with other members of the Company's executive management team. In addition, the Company agreed to pay Mr. Wagman twelve months base salary and vest certain of his outstanding stock options as follows: (1) upon a change of control where Mr. Wagman is not offered an equal or better position and compensation package, (2) if the Company terminated Mr. Wagman without "cause" or (3) if Mr. Wagman were constructively terminated by the Company. Effective June 22, 1999, Mr. Wagman terminated his employment with the Company pursuant to an Employment Termination Agreement. Pursuant to that agreement, which superceded Mr. Wagman's employment agreement, the Company (1) cancelled all stock options previously granted to Mr. Wagman,
(2) issued to him 15,000 non-statutory stock options expiring June 2, 2009, which Mr. Wagman subsequently exercised, (3) forgave $25,000 of the outstanding balance of a Promissory Note executed by Mr. Wagman in favor of the Company on November 24, 1998 and (4) transferred to Mr. Wagman, free of any liens or encumbrances, a personal computer used by him during his employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Director's Compensation Committee (the "Committee") currently consists of Messrs. Crippen, Johnson and Fratello. Mr. Fratello is the Chairman of the Company. Messrs. Crippen and Johnson are outside directors. In fiscal 1999, all compensation matters relative to Mr. Fratello were addressed by the full Board of Directors.

     The Company obtains many of its new technical employees through placements from a professional recruiting firm named PowerStaff Corporation ("PowerStaff"). The stock of PowerStaff was owned by Messrs. Fratello, Crippen and Ross (a shareholder and former Chief Executive Officer of the Company). During 1999, Messrs. Fratello and Crippen sold their interests in PowerStaff to a third party. The Company believes that the rates it pays to PowerStaff are below the rates that it would pay to unaffiliated placement services. During 1999, the Company incurred approximately $93,000 in recruiting expenses payable to PowerStaff.

     In September 1996, Marc J. Fratello, the Chairman of the Company, joined the board of directors of Software Business Technologies, Inc. ("SBT"). In December 1996, the Company purchased a five-percent ownership interest in SBT for $1.5 million. During 1997, the Company provided approximately $8,300 of technical services to SBT and amended its June 1996 partnering agreement (the "Partnering Agreement") by expanding the OEM license rights for a license fee of $250,000. This 1997 amendment also provided evaluation license rights to other application products of the Company and reduced the total royalties due under the Partnering Agreement to $1.75 million from $2 million. In 1998, the Company further amended its Partnering Agreement, expanding certain rights of SBT, eliminating future royalties, and providing for additional license payments in 1998 totaling $825,000. Also during 1998, the Company received approximately $17,000 in royalty and service payments from SBT under the Partnering Agreement, as amended. Separately, in 1998, the Company expanded its rights to exercise its "put" options on its shares of preferred stock of SBT and exercised its option on 98,232 shares for $500,000. The remaining put options can be exercised on the remaining 196,679 shares of SBT preferred stock at various dates through June 2000. During 1999, the Company further amended the Partnering Agreement by expanding the license rights of SBT for additional license payments of $350,000.

     On March 31, 1999, pursuant to an Asset Purchase Agreement ("Asset Purchase Agreement") dated March 30, 1999, PowerCerv sold the net assets of its general consulting group and general education group to ROI Consulting, Inc. ("ROI"). The general consulting and education groups provided technical consulting services at all stages of client/server application software design, development and implementation for software applications unrelated to PowerCerv's Enterprise Resource Planning application products and employed 81 people in 6 locations in the U.S. In consideration for these assets, ROI paid or delivered to PowerCerv:
(1) $2,455,000 in cash; (2) license and support fees of $545,000 for separate software licenses for PowerCerv's application products for ROI's internal use and development tools for ROI to resell to third parties; (3) 700,000 shares of common stock of PowerCerv held by ROI, which were cancelled and retired; (4) a promissory note in the principal amount of $2,850,000 payable to PowerCerv on the earlier of a Change of Control (as defined in the Asset Purchase Agreement) of ROI on June 30, 1999, bearing interest at a rate of 7 1/2% per year, and secured by substantially all the assets of ROI; (5) a promissory note in the original principal amount of up to $1,860,000 (the final amount of the note to be determined following the valuation of accounts receivable sold in the transaction) payable on the earlier of a Change of Control of ROI or June 30, 1999, bearing no interest, and secured by substantially all the assets of ROI; and (6) a promissory note in the principal amount of $827,500 payable in equal, quarterly installments beginning December 31, 2000 and bearing interest at a rate of 4.56% per year. FAC Equities, a division of FIRST ALBANY CORPORATION, rendered a fairness opinion to PowerCerv's Board of Directors in connection with the transaction. Roy E. Crippen, III, who served as director, Vice Chairman and Chief Technology Officer of PowerCerv from 1992 until his resignation as Vice Chairman and Chief Technology Officer of PowerCerv on March 31, 1999, serves as an officer and director of ROI, and is its majority shareholder. Mr. Crippen remains a director of PowerCerv.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference in such filings.

  The Committee's Responsibilities

     The Committee is currently composed of the Company's Chairman, Mr. Fratello, and two outside directors of the Company, Roy Crippen and Stuart C. Johnson. The Committee, or in its absence, the full Board of Directors reviews, recommends and approves changes to the Company's compensation policies and programs. Reports of the Committee's actions are presented to the full Board. The purpose of this report is to summarize the philosophical principals, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the compensation of the Company's executive officers.

  Compensation Philosophy

     The Committee has approved principles for the management compensation program that:

     - attract, motivate, reward and retain the management talent required to achieve the Company's corporate objectives in a rapidly changing industry

     - reward exceptional performance and contributions to the development of the Company's business; and

     - encourage the development and achievement of strategic objectives that enhance shareholder value.

  Compensation Methodology

     The Company strives to provide a comprehensive performance-based executive compensation package in order to attract and return superior executive talent. The Company's executive management team compensation program includes cash compensation in the form of base salary, annual incentive compensation in the form of discretionary cash bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is composed of various benefits, including medical and insurance plans, and the 401(k) Plan, which are generally available to all employees of the Company.

COMPONENTS OF COMPENSATION

  Base Salaries; Annual Discretionary Bonuses

     Base salaries and annual discretionary bonus amounts have been established for the Chief Executive Officer and several other executive officers in their respective employment agreements. The Board of Directors approved the Employment, Noncompetition, Development and Confidentiality Agreements between the Company and Messrs. Fratello and Simmons. See "Executive
Compensation -- Employment Agreements." Factors taken into account for setting the amount of base salary and annual discretionary bonus amounts include current compensation, financial performance of the Company and qualitative factors bearing on the individual's experience, responsibilities, management, leadership abilities and job performance.

     During fiscal 1999, the Chairman, Chief Executive Officer and other executive officers participated in a compensation plan based upon the performance of the Company. Generally, each participant was eligible to earn an annual bonus based upon the Company attaining the annual revenue and operating income levels in the Company's financial plan for the year, and also based upon the Company's and/or the executive's fulfillment of certain strategic business accomplishments for the year.

  Stock Options

     Stock options are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance, and to assist in the recruitment, motivation and retention of key professional and managerial personnel. Long-term incentive compensation in the form of stock options enables senior management to share in the appreciation of the value of the Common Stock of the Company. The Board of Directors believes that stock option participation aligns senior management's objectives with long-term stock price appreciation. The Company's Stock Option Plan is administered by the Committee. Starting in February 1998, the Company has granted stock options to certain members of the Company's management team, including the Chairman, CEO, and CFO, which will become 100% vested on December 31, 2001 or earlier upon the Common Stock, as traded on Nasdaq, closing at or above certain specified stock prices ($5, $9 and $14 per share) for at least twenty consecutive trading days. This vesting schedule is designed to further incentivize the Company's management team to increase the value of the Company and the price of its Common Stock.

  Other Benefits

     The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a 401(k) Plan, maintains medical and insurance plans and other benefits for its employees.

     Compensation of Chief Executive Officer. Mr. Fratello served as the Company's Chief Executive Officer during fiscal year 1999. Mr. Fratello's compensation was established in his April 1997 Employment, Noncompetition, Development and Confidentiality Agreement. The Board of Directors approved this employment agreement on April 10, 1997. In 1997, Mr. Fratello's compensation package consisted of the base salary, annual discretionary bonus, and other employee benefit programs similar to other executive officers of the Company. In January 1999, the Committee established Mr. Fratello's base salary, annual bonus, and other longer-term incentive opportunities. In determining Mr. Fratello's compensation, the Committee reviewed the compensation paid to CEO's of comparable companies. The Committee enhanced Mr. Fratello's stock based compensation to further link his remuneration to the return to the Company's shareholders.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any of the executive officers, unless certain requirements are met. The Company expects no adverse tax consequences under Section 162(m) for fiscal year 1999.

                                        Submitted by the Compensation Committee

                                        Roy Crippen
                                        Stuart C. Johnson
                                        Mark J. Fratello

                               PERFORMANCE GRAPH

     The following graph presents the Company's total shareholder return of an investment of $100 in cash on March 1, 1996(1) for (1) the Company's Common Stock, (2) the Nasdaq Stock Market -- U.S. Index (the "Nasdaq Index")(1) and (3) the Nasdaq Computer & Data Processing Services Stocks represented by companies in SIC code 737 (the "Computer & Data Processing Index")(1). All Values and returns assume reinvestment of the full amount of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  FOR THE PERIOD FROM 3/1/96 THROUGH 12/31/99
                 AMONG POWERCERV CORPORATION, THE NASDAQ INDEX
                    AND THE COMPUTER & DATA PROCESSING INDEX

                                                                                                             COMPUTER & DATA
                                                  POWERCERV CORPORATION           NASDAQ INDEX              PROCESSING INDEX
                                                  ---------------------           ------------              ----------------
3/01/96                                                  100.00                      100.00                      100.00
3/31/96                                                  106.36                      101.70                      102.73
6/30/96                                                   87.50                      109.98                      114.19
9/30/96                                                   29.46                      113.92                      116.48
12/31/96                                                  35.71                      119.53                      121.11
3/31/97                                                   25.89                      113.05                      112.42
6/30/97                                                   24.11                      133.76                      144.15
9/30/97                                                   23.21                      156.39                      157.64
12/31/97                                                  16.07                      146.46                      148.78
3/31/98                                                   21.43                      171.41                      196.54
6/30/98                                                   32.14                      176.11                      217.71
9/30/98                                                   21.43                      158.92                      204.31
12/31/98                                                  13.39                      206.51                      265.49
3/31/99                                                   25.00                      231.56                      320.26
6/30/99                                                   19.64                      253.38                      333.16
9/30/99                                                   17.41                      259.47                      345.36
12/31/99                                                  37.50                      382.81                      585.10

     The information presented in the graph above was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

(1) The Company completed the initial public offering of its Common Stock on March 1, 1996. The Company's 1996 fiscal year ended December 31, 1996. This "Performance Graph" assumed that $100 was invested on March 1, 1996 in the Company's Common Stock at the Company's initial public offering price of $14.00 per share and at the closing sales price for each index on that date. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated should not be considered indicative of future shareholder returns.
(2) The Nasdaq Index and the Computer & Data Processing Index are calculated by the Center for Research in Securities Prices.

                              CERTAIN TRANSACTIONS

     Mr. Crippen and Mr. Fratello have certain relationships with respect to the Company described under "Compensation Committee Interlocks and Insider Participation."

             PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     Proposals of shareholders intended for presentation at the 2001 Annual Meeting of Shareholders must be received by the Company on or before December 30, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

     The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company before the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days before the meeting of shareholders; provided, however, that if less than 70 days' notice before public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     In addition to the matters required to be set forth by the rules of the SEC, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (1) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (3) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice and (4) any financial interest of the shareholder in such proposal.

     A shareholder's notice with respect to a director nomination must set forth
(1) as to each nominee (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of the Company that are beneficially owned by such person, (d) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (2) as to the shareholder providing such notice (a) the name and address, as they appear on the Company's books, of the shareholder and (b) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

     The complete Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the judgment of the individuals named in the proxy.

     The Company will provide to any shareholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. All such requests should be directed to Christopher M. Bohne, Secretary, PowerCerv Corporation, 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.

                                          By Order of the Board of Directors,

                                          /s/ CHRISTOPHER M. BOHNE
                                          -------------------------------------
                                          Christopher M. Bohne,
                                          Secretary

Tampa, Florida
April 28, 2000

                                  DETACH HERE

                                   POWERCERV

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints MARC J. FRATELLO and MICHAEL J. SIMMONS, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of PowerCerv Corporation, that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of PowerCerv Corporation., to be held at the principal executive offices of PowerCerv Corporation, 400 N. Ashley Drive, Suite 2700, Tampa, Florida 33602, on Thursday, June 1, 2000, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

                                                            --------------------
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SEE REVERSE
                                                                    SIDE
                                                            -------------------


  [X]   PLEASE MARK VOTES AS               DETACH HERE
        IN THIS EXAMPLE.


  THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

1. Election of Directors
   NOMINEES:  Roy F. Crippen, III, Marc J. Fratello, Michael J. Simmons,
              O.G. Greene and David A Straz, Jr.

   [ ] FOR ALL NOMINEES              [ ] WITHHOLD FROM ALL NOMINEES

   [ ]
      -------------------------------------------------------------------------
       FOR ALL NOMINEES EXCEPT AS NOTED ON THE LINE ABOVE

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. With discretionary authority on such other matters as may properly come before the Annual Meeting.

                 [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

   MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  [ ]
   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                                         The Annual Meeting may be held as
                                         scheduled only if a majority of the
                                         shares outstanding are represented at
                                         the Annual Meeting by attendance or
                                         proxy. Accordingly, please complete
                                         this proxy, and return it promptly in
                                         the enclosed envelope.

                                         Please date and sign exactly as your
                                         name(s) appear on your shares. If
                                         signing for estates, trusts,
                                         partnerships, corporations or other
                                         entities, your title or capacity should
                                         be stated. If shares are held jointly,
                                         each holder should sign.

                                         DATED:                           , 2000
                                               ---------------------------

                                         PLEASE MARK, SIGN, DATE, AND RETURN THE
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         ENVELOPE

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature, if held jointly